Exhibit 99.1

CCC Intelligent Solutions Announces Chief Financial Officer Transition

Rodney Christo Named Interim CFO and Chief Accounting Officer

CHICAGO – April 30, 2026 – CCC Intelligent Solutions Holdings Inc. (CCC) (NASDAQ: CCC), a leading SaaS and AI platform provider for the multi-trillion-dollar insurance economy, today announced that Brian Herb, Executive Vice President, Chief Financial & Administrative Officer, will depart the Company effective May 25, 2026, to accept another opportunity.

Effective upon Mr. Herb’s departure, Rodney Christo, currently CCC’s Senior Vice President, Finance & Chief Accounting Officer, will also assume the role of interim CFO while the company identifies a successor. Rod has served in positions of increasing responsibility at CCC for more than 30 years, playing a key role in strengthening financial processes and supporting the company’s long-term growth.

“We thank Brian for his terrific contributions to CCC, and we wish him well in his future endeavors,” said Githesh Ramamurthy, Chairman & CEO of CCC. “CCC has a strong foundation of serving our customers with deeply embedded workflows, a proven technology platform and a durable economic model built for long-term growth. We are pleased to have an executive of Rod’s caliber to step into the CFO role on an interim basis and ensure continuity as we execute our strategy.” Brian will continue to support the company as an advisor following his departure.

CCC today also announced its financial results for the first quarter of 2026. Results included revenue of $281.3 million, an increase of 12% from first quarter 2025, and adjusted EBITDA of $120.2 million for the first quarter of 2026, up 21% compared with adjusted EBITDA of $99.1 million for the first quarter of 2025. These results, as well as a reconciliation of adjusted EBITDA, a non-GAAP measure, to the most directly comparable measure evaluated in accordance with GAAP, can be found in CCC’s earnings press release filed earlier today.

About CCC

CCC Intelligent Solutions Inc. (CCC), a subsidiary of CCC Intelligent Solutions Holdings Inc. (NASDAQ: CCC), is a leading Saas and AI platform provider for the multi-trillion-dollar insurance economy, creating intelligent experiences for insurers, repairers, automakers, part suppliers, and more. The CCC Intelligent Experience (IX) Cloud™ platform, powered by proven AI and an innovative event-based architecture, connects more than 35,000 businesses to power customized applications and platforms for optimal outcomes and personalized experiences that just work. Through purposeful innovation and the strength of its connections, CCC technologies empower the people and industry relied upon to keep lives moving forward when it matters most. Learn more about CCC at www.cccis.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding future use and performance of CCC’s digital solutions. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, competition, including technological advances and new products marketed by competitors; changes to applicable laws and regulations; and other risks and uncertainties, including those included under the header “Risk Factors” in CCC’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed February 24, 2026, which can be obtained, without charge, at the SEC’s website (www.sec.gov). The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Bill Warmington

VP, Investor Relations, CCC Intelligent Solutions Inc.

312-229-2355

IR@cccis.com

Media Contact:

Michelle Hellyar

Senior Director, Corporate Marketing, CCC Intelligent Solutions Inc.

mhellyar@cccis.com